UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2006

MIDWEST AIR GROUP, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-13934	39-1828757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6744 South Howell Avenue, Oak Creek, Wisconsin 53154
(Address of principal executive offices, including zip code)

(414) 570-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry Into a Material Definitive Agreement.

On December 20, 2006, Midwest Airlines, Inc. (“Midwest Airlines”), a wholly owned subsidiary of Midwest Air Group, Inc. (the “Company”), and SkyWest Airlines, Inc. (“SkyWest Airlines”), a wholly owned subsidiary of SkyWest, Inc. (“SkyWest”), entered into an Airline Services Agreement (the “Airline Services Agreement”) effective January 1, 2007, whereby SkyWest Airlines has agreed to provide 50-seat regional jet service to Midwest Airlines.  The Airline Services Agreement obligates SkyWest Airlines to operate a minimum of 15 Bombardier CRJ-200 aircraft, which are expected to be placed into service between April 2007 and October 2007.  Subject to availability of additional aircraft on economic terms acceptable to SkyWest Airlines and Midwest Airlines, SkyWest Airlines has agreed to operate up to ten additional Bombardier CRJ-200 aircraft, which would be placed into service on a schedule to be determined at a later date.

The Airline Services Agreement provides for a 5 ½ year term, subject to early termination by Midwest Airlines or SkyWest Airlines upon the occurrence of certain events.  Upon the expiration of the initial term, the Airline Services Agreement will automatically be extended for successive two year renewal terms unless either SkyWest Airlines or Midwest Airlines elects not to renew the Airline Services Agreement.  SkyWest Airlines has the right to terminate the Airline Services Agreement upon the occurrence of certain breaches by Midwest Airlines, including the failure to cure payment defaults.  Midwest Airlines has the right to terminate the Airline Services Agreement upon the occurrence of certain breaches by SkyWest Airlines, including the failure to achieve certain performance standards.

Under the terms of the Airline Services Agreement, Midwest Airlines will make payments to SkyWest Airlines based on aircraft in service, block hours and cycles flown, as well as reimburse some of the direct costs of SkyWest Airlines.  In addition, the Airline Services Agreement provides for semi-annual incentive compensation upon satisfaction of certain performance goals by SkyWest Airlines.  SkyWest Airlines has also agreed that, if so requested by Midwest Airlines, it or one of its affiliates will make an equity investment of up to $25 million in the Company.  The Airline Services Agreement also contains (i) certain customary representations, warranties and covenants of Midwest Airlines and SkyWest Airlines, and (ii) other provisions typical of agreements of this kind, including with respect to various operational, marketing and administrative matters.

Incident to entering into the Airline Services Agreement, each of the Company and SkyWest has executed a guaranty whereby each has guaranteed the payment and performance of the obligations of their respective subsidiaries under the Airline Services Agreement.

Item 8.01.

Other Events.

On December 22, 2006, the Company hired Goldman, Sachs & Co. as its financial advisor.  The press release making this announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

This Form 8-K filing contains forward-looking statements that may state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions for the future.  In this report, statements containing words such as “expect,” “anticipate,” “believe,” “estimate,” “goal,” “objective” or similar words are intended to identify forward-looking statements.  It is important to note that the Company’s actual results could differ materially from projected results due to the risk factors described under “Item 1A.  Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and the following:

•

the Company’s inability to generate sufficient cash flows to meet obligations on a timely basis;

•

uncertainties concerning ongoing financing for operations, including the ability to finance the acquisition of new aircraft;

•

increases in fuel costs or the failure of fuel costs to decline;

•

uncertainties related to jet fuel availability;

•

the Company’s inability to benefit from premium pricing;

•

the Company’s inability to differentiate its product from competing products;

•

the Company’s inability to effectively compete;

•

uncertainties related to competitive actions in the Milwaukee market;

•

uncertainties related to acquisition of aircraft;

•

uncertainties related to general economic factors;

•

uncertainties concerning the Company’s ability to attract and retain people in key positions;

•

adverse scheduling developments;

•

adverse industry conditions;

•

decline in labor relations;

•

costly government regulations, including increased costs for compliance with new or enhanced government regulations;

•

increases in insurance costs;

•

more frequent aircraft maintenance and refurbishment schedules;

•

potential delays related to acquired aircraft;

•

interest rate fluctuations;

•

increased costs for security-related measures;

•

potential aircraft incidents and other events beyond the Company’s control, including traffic congestion and weather conditions; and

•

terrorist attacks or fear of terrorist attacks and other world events, including U.S. military involvement in overseas operations.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements may also be contained from time to time in the Company’s Securities and Exchange Commission filings.  The Company assumes no obligation, and disclaims any obligation, to update information contained in this Current Report on Form 8-K, including forward-looking statements, as a result of facts, events or circumstances after the date of the report.

Item 9.01.

Financial Statements and Exhibits.

(a)

Financial Statements of Business Acquired.

Not applicable.

(b)

Pro Forma Financial Information.

Not applicable.

(c)

Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 22, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2006	MIDWEST AIR GROUP, INC.

By: /s/ Dennis J. O’Reilly
Dennis J. O’Reilly Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 22, 2006